EXHIBIT 10(a)
               Written Consent of Sutherland Asbill & Brennan LLP

                              S.A.&B. letterhead

                                 April 20, 1999

Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
570 Carillon Parkway

St. Petersburg, FL  33716

         RE:  WRL Series Annuity Account
              FILE NO. 333-24959

Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information incorporated by reference in Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 (File No. 333-24959) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                SUTHERLAND ASBILL & BRENNAN LLP

                                By: /s/ STEPHEN E. ROTH
                                    -------------------
                                    Stephen E. Roth